Company Contact: Mr. Jing Xie Secretary of Board and Vice President Universal Travel Group Phone: +86-755-8366-8489 Email: 06@cnutg.cn Website: us.cnutg.com	Investor Relations Contact: CCG Investor Relations Mr. Crocker Coulson, President Phone: 1-646-213-1915 Email: crocker.coulson@ccgir.com Website: www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Responds to Allegations, to Seek Legal Remedies

SHENZHEN, China, September 15, 2010 – Universal Travel Group (NYSE: UTA) (“Universal Travel Group” or the “Company”), a leading travel services provider in China, today responded to allegations that appeared in the online blog by Bronte Capital. Universal Travel categorically denies all the allegations contained in the blog. The Company is consulting with its legal counsel as to the legal options available to it and will be aggressively pursuing all legal remedies against Bronte Capital and John Hempton for the damages caused to the Company and its shareholders.

About Universal Travel Group

Universal Travel Group, founded in 1998, is a leading travel services provider in China.  The Company primarily focuses on the leisure travel market and offers its customers package tours, air ticketing, and hotel reservation services.  The Company has multiple sales channels including two 24-hour call centers; an online sales portal at www.cnutg.com; Company-owned and franchised sales offices, wholesaler relationships. The Company’s headquarters and main base of operations is in Shenzhen in the Pearl River Delta region of China.  More recently, Universal Travel Group has expanded its business into Western China, opening a second home base in the Chongqing Delta region, and other attractive, under-penetrated tier-two travel markets throughout the country.  For more information on the Company, please visit http://us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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